Exhibit 99.1

TEAMING AGREEMENT

THIS TEAMING AGREEMENT (the “Agreement”) is made and entered into this 26th day of February 2013, by and between E-WASTE SYSTEMS, INC. 101 First St. #493, Los Altos, CA 94022 (“EWSI”), and ISIDORE ELECTRONICS RECYCLING, whose address is 646 Gibbons St. Los Angeles, CA 90031 (“IER”), which together hereinafter are jointly referred to as the "Parties" and individually as a “Party”.

RECITALS

WHEREAS, EWSI is executing a strategy of growth by acquisition; by organic business development; and by joint venture and as a result has a constantly growing network of high quality companies around the globe that it is working with, and

WHEREAS, IER is a “triple bottom line” company engaged in the business of providing high quality electronic waste reuse, recycling and disposal solutions that are environmentally conscious and otherwise reflect the social vision of IER.

WHEREAS, both EWSI and IER have or may develop customer relations which may need expanded services or servicing in locations where they do not presently operate and,

WHEREAS, both Parties desire to provide the operational support for these customer initiatives to the other Party, and

WHEREAS the Parties wish to engage each other to promote and to perform the services described under this Teaming Agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

1) Joint Cooperation
EWSI and IER have resolved to enter into this Teaming Agreement to process certain end of life electronics assets from their respective customers with the objective of providing the highest standards of recycling, refurbishing, and /or reselling of these assets, but only in keeping with the customer's requirements, for either reuse or scrap. No landfilling and no export of hazardous materials will be allowed. All data will also be destroyed to satisfy customer requirements and to satisfy EWSI's and IER’s own high-end standards.

2) Sole Brand
EWSI shall be the sole commercial brand deployed in the operation of services under this Agreement for customers originated by EWSI, and IER shall be the sole commercial brand deployed in the operation of services under this Agreement for customers originated by IER. All communication, correspondence and documentation shall be as directed by the Party which originates the customer relationship.

3) Principles
The Parties warrant to each other that they shall deploy the highest industry and ethical standards in execution of the contracted customer services, including but not limited to the following: zero landfilling of any electronics or other waste; complete destruction of customer data; provision of certificates of destruction; resale of still usable electronics only with the consent of the customer; and prohibition of any improper or illegal exportation. In addition, the Parties agree to be guided by, but may exceed and therefore not be limited to, the highest legal e-waste recycling standards from time to time in effect.  The Parties acknowledge such standards currently are described in Europe's WEEE Directive and the principles of the R2 standards as recommended by the United States EPA.

4) Customer Relationship
The proprietary interest in any customer served by the Parties hereunder shall be owned solely by the Party that originates the customer relationship.

5) Non-Exclusivity
The Parties are not limiting themselves to any sector or geography. It is contemplated that the Parties may choose to pursue opportunities elsewhere in the U. S. and abroad.  The Parties may also elect to establish affiliations or associations with other third parties (including competitors of the Parties) in any geographic region.  The Parties agree to notify one another upon entering into or otherwise agreeing to adopt any such other affiliations or associations.

6) Management
Under this Agreement, the Party originating the customer relationship shall establish, publish and oversee the operational standards in the performance of services for that customer.  If a Party determines that a potential transaction with one of its customers should be fulfilled under this Agreement, in whole or in part, by the other Party (a “Proposed Transaction”), the originating Party shall provide written notice thereof to the other Party, including operational details of the Proposed Transaction sufficient to enable the other Party to reasonably evaluate the Proposed Transaction.  The Parties shall confer in good faith regarding the details of the Proposed Transaction, and the Proposed Transaction may be accepted or rejected in the sole discretion of the Party who receives the notice.

If  the Parties agree to proceed with a Proposed Transaction, the operating terms shall be described in a writing executed by both Parties (a “Transaction Confirmation”), which shall include the financial terms of such Proposed Transaction.  The Parties will be jointly responsible for implementing the commercial terms as set forth in the Transaction Confirmation, which will carefully identify the specific customer requirements (or statements of work) and respective obligations of the Parties, that may include, without limitation:

i.	Removal
ii.	Labor
iii.	Trucking
iv.	Grading
v.	Parting
vi.	Refurbishment
vii.	Testing
viii.	Data destruction

ix.	Packaging
x.	Financing
xi.	Selling
xii.	Reporting to the customer
xiii.	Reporting to the other Party
xiv.	Environmental compliance, and
xv.	Providing for customer on-site inspections, tours of the facility, etc.

7) Locations
Unless otherwise agreed upon by the Parties the work will be performed at IER’s facilities in
Los Angeles, CA or EWSI's current location in Columbus, OH but may include any other agreed location which is under direct or sub-contractual control of either Party. So long as this Agreement remains valid, the facility of either Party and any other subsequently deployed locations, may be identified as part of the combined network of both Parties via their websites and other public documents as either Party chooses.  Each Party shall have the right to approve how it is described and represented in or on media or marketing collateral prepared or controlled by the other Party.

8) Cost of Assets
For purposes of clarity, the Parties enter into this Agreement with the understanding that it will be generally receiving these assets for disposition at little or no cost to be paid to the customer(s), but that if the equipment contains enough high value at the end of the processing, that a portion of the net recovered value may be offered to the customer. Final details regarding a particular customer transaction will be set forth in a Transaction Confirmation, and shall address the applicable pricing and materials at issue, and further will specify the compensation and other financial arrangements between the Parties for that specific transaction.

9) Accounting
All revenue and associated costs of EWSI's customers shall be consolidated into EWSI's financial statements on a monthly basis. All other financial terms of each transaction hereunder will be determined by mutual agreement of the Parties, which terms shall be set forth in a Transaction Confirmation.

10) Term & Termination
The term of this Teaming Agreement will initially be for 1 year, with a six-month review to ensure that the terms of this Agreement provide a fair reflection of the performance and rewards of each Party, at which time either Party may terminate this Agreement.  This Agreement may be renewed for further one-year terms, by mutual agreement.  Either Party may elect to terminate the Agreement by giving notice to the other Party no later than 30 days prior to the end of any 12 month term following the date of this Agreement, without penalty. This Agreement may be terminated:
(a)	By a Party which enters into an affiliation with a competing organization,
(b)
By a Party upon a material breach by the other Party, which shall include, without limitation, gross misconduct, malfeasance, moral or unethical dealings, or material violation of any laws or regulations of any applicable jurisdiction.

(c)
In the event a Party becomes insolvent or any bankruptcy, insolvency, receivership or other similar proceedings are initiated with respect to either Party and such proceeding is not dismissed within 60 days, or a Party makes an assignment for the benefit or creditors or initiates dissolution proceedings or ceases to conduct business.

In the event of termination, the Parties shall complete all contracted services and settle the financial matters between them in according to the terms of this Agreement.

11) Non-Circumvention
The customers served by this Agreement belong to the originating Party and neither Party shall do or take any action to circumvent the other or otherwise attempt to take away the business of the customer from the other Party. Similarly, the Parties shall not do or take any action to hire away any employees of the other Party and shall not circumvent the other Party by knowingly selling any material sourced under this Agreement to any competing downstream sources.

12) Compliance with Laws
The Parties to this Agreement agree to abide by and comply with all laws, rules and regulations applicable to the conduct of their respective businesses.  The Parties also agree to cooperate reasonably in any relevant and required filings with any government agencies, including (with respect to EWSI) the United States Securities and Exchange Commission, which shall be at the sole cost and expense of EWSI.

13) Change of Control Provision
In the event that any Party to this Agreement sells a controlling interest of its company to a third party, either Party shall have the right to terminate this Agreement effective upon giving  written notice.  This Agreement may not be assigned or transferred without the written consent of the other Party.

14) Authority
The Parties warrant to each other that they have full authority to enter into this Agreement and perform their respective obligations hereunder, and agree to be bound by the terms hereof.

15) No Strict Construction; Entire Agreement; Counterparts
The Parties confirm that there is no relevance to the order of listing of the terms of this Agreement and that if any single element of this Agreement is deemed invalid the other elements shall remain valid and in full force.  This Agreement represents the entire understanding of the Parties relating to the subject matter hereof, and supersedes any other prior agreement, written or oral, relating thereto.  This Agreement may be executed in multiple counterparts.

16) Governing Law; Dispute Resolution
The laws governing this Agreement will be those of the state of California, USA. In case of any dispute regarding this Agreement, the parties shall first negotiate in good faith prior to resorting to any other procedure or proceeding.  If the dispute cannot be resolved by negotiation or mediation then the parties shall submit to binding arbitration to be conducted in Los Angeles County in accordance with the rules of the American Arbitration Association.

The Parties hereby approve and accept these terms on the date shown below.

On Behalf of E-Waste Systems, Inc.	On Behalf of Isidore Electronics Recycling.

/s/ Martin Nielson	/s/ Kabira Stokes
Name: Martin Nielson	Name: Kabira Stokes
Title: Chief Executive Officer	Title: CEO
Date: 26 February 2013	Date: 26 February 2013